Exhibit 5.1
[MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD]
November 30, 2006
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
RE: PhotoMedex, Inc., Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to PhotoMedex, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration of 12,444,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued by the Company to the initial selling stockholders identified in the Registration Statement, consisting of 9,760,000 outstanding shares of Common Stock (the “Issued Shares”) and 2,684,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) held by the initial selling stockholders identified in the Registration Statement.
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that the Issued Shares and Warrant Shares have been duly authorized by the Company, and the Issued Shares are, and the Warrant Shares if and when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor in accordance with the terms of the Warrants, will be, validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the Delaware General Corporation Law.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ MORGAN, LEWIS & BOCKIUS LLP